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                                                                EXHIBIT 11


CALCULATION OF SHARES USED IN DETERMINING INCOME PER SHARE





                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                                     SEPTEMBER 30,                  SEPTEMBER 30,
                                                 -----------------------      -----------------------
                                                    1995         1994            1995         1994
                                                 -----------------------      -----------------------
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING DURING PERIOD                        19,782,101   19,418,005      19,561,551   17,368,113


EFFECT OF COMMON STOCK EQUIVALENTS
COMPUTED IN ACCORDANCE WITH THE
TREASURY STOCK METHOD                             1,855,279    1,630,638       1,298,662    1,448,980
                                                 ----------   ----------      ----------   ----------
                                                 21,637,380   21,048,643      20,860,213   18,817,093
                                                 ----------   ----------      ----------   ----------
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